UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 23, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Edgemont Town Center, Homewood, Alabama

On November 24, 2004, we purchased an existing shopping center known as Edgemont Town Center, containing 77,655 gross leasable square feet. The center is located at 411 Green Springs Highway in Homewood, Alabama.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $15,639,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $201 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Publix	44,840	58	12.00	11/03	12/23

For federal income tax purposes, the depreciable basis in this property will be approximately $11,729,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Edgemont Town Center was built in 2003. As of November 1, 2004, this property was 95% occupied, with a total 74,055 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Nextel Communications	1,360	11/06	25,840	19.00
Crown Jewelry	1,600	11/08	30,400	19.00
Mr. Burch Formalwear, Inc.	2,000	11/08	38,000	19.00
Pet Supplies Plus	6,000	12/08	114,000	19.00
Firehouse Subs	1,600	12/08	30,400	19.00
Headstart Family Hair Salons	1,680	01/09	23,940	14.25
Mobility Central, Inc.	1,600	02/09	30,400	25.00
Sally Beauty Supplies	1,615	08/09	32,300	20.00
EB Games	1,200	10/09	30,000	25.00
L.V. Nails	1,360	11/13	25,840	19.00
Hunan Wok	1,600	02/14	30,400	19.00
Qdoba Mexican Grill *	2,400	12/14	60,000	25.00
Bama Wings *	1,200	12/14	30,000	25.00
Deep South Barbecue *	4,000	01/15	76,000	19.00
Publix	44,840	12/23	538,080	12.00

* Ten year lease term has not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

University Town Center, Tuscaloosa, Alabama

On November 24, 2004, we purchased an existing shopping center known as University Town Center, containing 57,250 gross leasable square feet. The center is located at 1190 University Boulevard in Tuscaloosa, Alabama.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,569,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $185 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Publix	28,800	50	13.85	06/04	06/24

For federal income tax purposes, the depreciable basis in this property will be approximately $7,927,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

University Town Center was built in 2002. As of November 1, 2004, this property was 100% occupied, with a total 57,250 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Sun and Soul	3,665	09/07	62,305	17.00
Movie Gallery	2,411	10/07	40,987	17.00
The UPS Store	2,479	12/07	44,622	18.00
Cold Stone Creamery	1,713	01/08	39,399	23.00
Firehouse Subs	1,827	01/08	34,713	19.00
Bad Ass Coffee	1,947	02/08	44,781	23.00
Headstart Family Hair Salons	1,485	02/08	34,155	23.00
Southtrust Bank (ATM)	42	04/08	7,800	185.71
Private Gallery	1,964	09/08	45,172	23.00
Nail Club	1,449	02/09	27,531	19.00
The Buzz	1,378	03/09	26,871	19.50
University Wireless	3,022	07/09	57,418	19.00
Qdoba Mexican Grill	2,641	11/12	60,743	23.00
Hud Guthrie's	2,427	12/12	46,113	19.00
Publix	28,800	06/24	398,880	13.85

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Oswego Commons, Oswego, Illinois

On November 23, 2004, we purchased a portion of an existing shopping center known as Oswego Commons. This transaction is comprised of 188,150 gross leasable square feet. The center is located at 3080 Route 34 in Oswego, Illinois.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,022,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $186 per square foot of leasable space.

We are purchasing this property with our own funds. On November 23, 2004, we obtained financing in the amount of $19,262,100. The loan requires interest only payments at an annual rate of 4.75% and matures December, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Dominick's, T.J. Maxx and OfficeMax, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Dominick's	65,844	35	12.21	03/02	03/22

T.J. Maxx	28,144	15	10.20	10/02	09/12

OfficeMax	20,015	11	14.00	11/03	10/18

For federal income tax purposes, the depreciable basis in this property will be approximately $26,267,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Oswego Commons was constructed in phases from 2002 to 2004. As of November 1, 2004, this property was 98% occupied, with a total 183,950 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

3 Day Blinds	1,802	09/07	44,100	24.47
Quizno's	1,612	09/07	36,864	22.87
Lee Nails	919	10/07	22,938	24.96
EB Games	2,015	01/08	47,352	23.50
All Cleaners	1,100	01/08	28,920	26.29
Lemstone	2,334	10/08	44,340	19.00
American Mattress	4,200	03/09	92,400	22.00
Oreck Home Care	1,500	05/09	34,500	23.00
Hallmark	4,413	01/10	72,240	16.37
T-Mobile	1,920	12/11	57,900	30.16
Great Clips	1,163	07/12	27,660	23.78
Panera Bread	4,200	09/12	96,600	23.00
T.J. Maxx	28,144	09/12	287,000	10.20
Coldstone Creamery	1,400	01/13	33,600	24.00
Payless Shoes	2,496	02/13	52,416	21.00
Famous Footwear	9,773	03/13	134,376	13.75
Party City	12,012	03/13	176,448	14.69
Petco	13,788	10/13	181,308	13.15
Zales Jewelry	3,300	04/14	79,200	24.00
OfficeMax	20,015	10/18	280,200	14.00
Dominick's	65,844	03/22	804,000	12.21

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 9.01. Financial Statements and Exhibits

  Financial Statements

Financial statements will be filed for Oswego Commons, Edgemont Town Center and University Town Center as the acquisition of these properties does require financial statements under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	November 23, 2004